Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-203703) pertaining to the Incentive Stock Plan, as amended, and the 2014 Equity Incentive Plan of KemPharm, Inc. of our report dated March 15, 2016, with respect to the financial statements of KemPharm, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 15, 2016